Exhibit 5.1

1710 Sixth Avenue North ● P.O. Box 306 (35201) ● Birmingham, AL 35203-2015 www.balch.com

February 24, 2020

Alabama Power Company
600 North 18th Street
Birmingham, AL 35291
RE: Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as counsel to Alabama Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2020 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Class A Preferred Stock (the “Class A Preferred Stock”) to be issued by the Company, (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Senior Notes (the “Senior Notes”) to be issued by the Company, and (4) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997, as supplemented, between the Company and Regions Bank, as successor trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of January 1, 1997, as supplemented, between the Company and Regions Bank, as successor trustee (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.
In rendering this opinion, we have examined the Registration Statement and copies of the Company’s Charter, as heretofore amended (the “Charter”) and By-Laws. We have also reviewed minutes of proceedings of the Board of Directors of the Company, the Senior Note Indenture, the Subordinated Note Indenture and such other documents as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

Alabama Power Company
February 24, 2020

We are of the opinion that:
1.The Company is validly existing as a corporation under the laws of the State of Alabama and has due corporate power and authority to create the obligations arising under the Class A Preferred Stock, the Preference Stock, the Senior Notes and the Junior Subordinated Notes (collectively, the “Securities”).
2.Upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Class A Preferred Stock, Preference Stock, Senior Notes and Junior Subordinated Notes each have been issued and sold upon the terms specified in the appropriate order of the Alabama Public Service Commission:
(a) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of Class A Preferred Stock and establishing the rights and preferences of such series of Class A Preferred Stock, and when certificates for such Class A Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of Class A Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the Charter, as amended.
(b) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of Preference Stock and establishing the rights and preferences of such series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the Charter, as amended.
(c) When any supplemental indenture to the Senior Note Indenture to be entered into in connection with the issuance of the Senior Notes and any supplemental indenture to the Subordinated Note Indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or

Alabama Power Company
February 24, 2020

affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security and (iii) each of the Senior Note Indenture and Subordinated Note Indenture will be the valid, binding and legal obligation of the trustee named therein. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the statements with respect to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Without our prior written consent, this opinion letter may not be relied upon, furnished to any other person or quoted by you for any other purpose.
Very truly yours,
/s/Balch & Bingham LLP

Annex I

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100
FILE NO: 79443.2

February 24, 2020

Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama 35203

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2020 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Senior Notes (the “Senior Notes”) to be issued by Alabama Power Company (the “Company”) and (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to a Senior Note Indenture, dated as of December 1, 1997, as supplemented, between the Company and Regions Bank, as successor trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to a Subordinated Note Indenture, dated as of January 1, 1997, as supplemented, between the Company and Regions Bank, as successor trustee (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of

Balch & Bingham LLP
February 24, 2020

appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes and the Junior Subordinated Notes have been issued and sold upon the terms specified in an appropriate order of the Alabama Public Service Commission, when any supplemental indenture to the Senior Note Indenture to be entered into in connection with the issuance of the Senior Notes and any supplemental indenture to the Subordinated Note Indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as applicable, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Balch & Bingham LLP
February 24, 2020

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter may not be relied upon, furnished to any other person or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP